                                                              Exhibit (h)(4)(b)

            AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

     THIS AGREEMENT is executed as of December ____, 2012 and effective as of December ____, 2012 (the "Agreement"), between BLACKROCK ADVISORS, LLC ("BAL") and the following life insurance companies organized under the laws of the states or jurisdictions as indicated below:

             AMERICAN GENERAL LIFE INSURANCE COMPANY (AGL) (Texas) AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE (AGLD) (Delaware)
                (formerly known as AIG Life Insurance Company)
     (AGL and AGLD collectively referred to hereinafter as the "Company")

     WHEREAS, BAL is the investment advisor to the BlackRock Variable Series Funds, Inc. (the "Fund"); and

     WHEREAS, the Company issues variable annuity contracts and/or variable life insurance policies (the "Contracts"); and

     WHEREAS, the Company, the Fund and BlackRock Investments, LLC have entered into an Amended and Restated Fund Participation Agreement ("Participation Agreement"), executed as of December ____, 2012 and effective as of December ____, 2012, providing for the sale of shares of the Fund to certain separate accounts of the Company ("Separate Accounts"); and

     WHEREAS, amounts invested in the Contracts by contract owners are deposited in the Separate Accounts of the Company which will in turn purchase shares of certain portfolios of the Fund, each of which is an investment option offered by the Contracts (the "Portfolios"); and

     WHEREAS, the Fund may derive savings in administrative expenses by virtue of having the Separate Accounts of the Company as shareholders of record of Fund shares and having the Company perform certain administrative services for the Fund (which services are identified on Schedule A hereto); and

     WHEREAS, neither BAL nor the Company has any contractual or other legal obligation to perform such administrative services for the Fund; and

     WHEREAS, the Company desires to be compensated for providing such administrative services to the Fund; and

     WHEREAS, BAL desires that the Fund benefit from the lower administrative expenses expected to result from the administrative services performed by the Company holding omnibus accounts with the Fund's transfer agent on behalf of contract owners.

     NOW, THEREFORE, the parties hereto agree as follows:

1.  ADMINISTRATION EXPENSE PAYMENTS.

    (a) BAL, any of its affiliates and/or any of the Portfolios shall pay the Company an annual fee equal to certain percentages of the average daily assets of Portfolios purchased by Separate Accounts as options for the Company's insurance products as set forth below. No fees shall be paid for money market or index Portfolios.

         The basis point rate for Portfolios purchased by Separate Accounts as options of the Company's Private Placement products shall be ____ bps (____%).

         The basis point rate for Portfolios purchased by Separate Accounts as options of the Company's registered Variable Annuity (VA) products shall be ____ bps (____%).

         The basis point rate for Portfolios purchased by Separate Accounts as options of the Company's registered Variable Universal Life (VUL) products shall be ____ bps (____%).

         Since BAL is unable to reconcile invoices based on the Company's product types, BAL and the Company have further agreed to calculate the annual fee based on percentages of the average daily assets of Portfolios held in accounts (the "Transfer Agent Accounts") established by the Fund's transfer agent, all as specified in Schedule B hereto. The Company will be responsible for ensuring that a Transfer Agent Account is used only for investments which are entitled to the applicable basis point rate as specified in the paragraph above. Notwithstanding the foregoing, money market and index Portfolios may be held in any Transfer Agent Account, but the Company shall not be entitled to be paid with respect to those positions.

    (b) The Company shall calculate the payment contemplated by this Section 1 at the end of each calendar quarter ("Quarterly Payment"). BAL or its designee will submit such payment to the Company, after the receipt of an invoice by the Company. Please submit invoices to BAL or its designee at: NonStandard.Invoices@blackrock.com.

         The invoice will be submitted on a quarterly basis in a Microsoft Excel format and include the following information:
         1. The total average daily net assets during the period covered by the invoice for each Portfolio and share class (ticker/CUSIP) at the Transfer Agent Account level.
         2. The basis point rate that applies to each Transfer Agent Account.
         3. The subtotal amount due for each fund and share class
         (ticker/CUSIP).
         4. The total amount due.
         5. Invoice submitted on Company letterhead.
         6. Each invoice to include an invoice number.
         5. Payment instructions (Wire/Check/ACH).
         6. Contact information for the Company.

         Invoices must be received in a timely manner. Any invoice which is received subsequent to six (6) months after the time period covered by the invoice may be subject to non-payment. Additions or adjustments by the Company to previously received invoices submitted subsequent to six
         (6) months after the time period covered by the invoice may also be subject to non-payment. BAL or its designee shall pay invoices in good standing within a reasonable time after having received by it from the Company.

         The parties acknowledge and agree that the assets and/or accounts covered under the terms of this Agreement will not be subject to fees or any additional payment arrangements with BAL or its affiliates for Services, sub-transfer agency, sub-accounting, networking services or for any similar services, other than as described herein. Company represents and warrants that it is not invoicing, and during the Agreement will not invoice, BAL or its affiliates for duplicative fees as described in the preceding sentence.

         Any invoices shall only cover time periods for which this Agreement is in effect.

    (c) The Company hereby represents that the fees paid to it pursuant to this Agreement are reasonable in relation to the services it provides and reasonably similar to fees it receives for equivalent services provided to other parties. From time to time, the parties shall review the Quarterly Payment to determine whether it exceeds or is reasonably expected to exceed the incurred and anticipated costs, over time, of the Company. The parties agree to negotiate in good faith a reduction to the Quarterly Payment as necessary to eliminate any such excess.

2.  NATURE OF PAYMENTS.

    The parties to this Agreement recognize and agree that the payments to the Company are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of Fund shares and are not otherwise related to investment advisory or distribution services or expenses. The amount of administration expense payments made to the Company pursuant to Section 1(a) of this Agreement are intended to reimburse or compensate the Company for providing administrative services with respect to the Contracts or any Separate Accounts.

3.  TERM AND TERMINATION.

    (a) Any party may terminate this Agreement, without penalty, on sixty days' advance written notice to the other party. Unless so terminated, this Agreement shall continue in effect for so long as BAL or its successor(s) in interest, or any affiliate thereof, continues to perform in a similar capacity for the Fund, and for so long as the Company or its successors(s) in interest, or any affiliate thereof, provides the services contemplated hereunder with respect to Contracts under which values or monies are allocated to a Portfolio.

    (b) This Agreement shall automatically terminate upon (i) the termination of the Amended and Restated Fund Participation Agreement between the Company and the Fund, or (ii) the dissolution or bankruptcy of any party hereto, or in the event that any party hereto is placed in receivership or rehabilitation, or in the event that the management of its affairs is assumed by any governmental, regulatory or judicial authority.

4.  AMENDMENT.

    This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

5.  NOTICES.

    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered to the following addresses or such other address for a party as shall be specified in a notice given in accordance with this notice section:

To BAL:                                With a copy to:

BLACKROCK ADVISORS, LLC                BLACKROCK, INC.
Attn: Lisa Hill                        Attn:
U.S. Retail, Business Analytics        General Counsel
55 East 52nd Street                    40 East 52nd Street
New York, NY 10055                     New York, NY 10022

To the Company:

American General Life Insurance Company
2919 Allen Parkway, L4-01
Houston, Texas 77019-2135
ATTN: General Counsel

American General Life Insurance Company of Delaware
2919 Allen Parkway, L4-01
Houston, Texas 77019-2135
ATTN: General Counsel

6.  MISCELLANEOUS.

    (a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their transferees, successors and assigns. The benefits of and the right to enforce this Agreement shall accrue to the parties and their transferees, successors and assigns.

         It is anticipated that American General Life Insurance Company of Delaware ("AGLD"), a party to this Agreement, will be merging with and into American General Life Insurance Company ("AGL"), the surviving company and also an affiliate of AGLD and a party to this Agreement, on or about December 31, 2012 (the "Merger"). In contemplation of this Merger, it is affirmed and acknowledged that upon occurrence of such event, the benefits of and the right to enforce this Agreement shall accrue to AGL, the successor, without further action on the part of any parties to this Agreement.

    (b) Assignment. Neither this Agreement nor any of the rights, obligations or liabilities of either party hereto shall be assigned without the written consent of the other party.

    (c) Intended Beneficiaries. Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.

    (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

    (e) Applicable Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without reference to the conflict of law thereof.

    (f) Severability. If any portion of this Agreement shall be found to be invalid or unenforceable by a court or tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as of the invalid or unenforceable portion had not been inserted.

    (g) Entire Agreement. This Agreement, including the attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and terminates and supersedes all previous agreements, written or oral, with respect to such matters. Such prior agreements are set forth in Schedule C to the best of the parties' knowledge and belief, but the parties acknowledge that Schedule C may not contain a complete list.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives.

BLACKROCK ADVISORS, LLC

By:
        -------------------------------
Name:
        -------------------------------
Title:
        -------------------------------

AMERICAN GENERAL LIFE INSURANCE COMPANY

                                            ATTEST:

By:                                         By:
        -----------------------------               ----------------------------
Name:                                       Name:
        -----------------------------               ----------------------------
Title:                                      Title:
        -----------------------------               ----------------------------

AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE

                                            ATTEST:

By:                                         By:
        -----------------------------               ----------------------------
Name:                                       Name:
        -----------------------------               ----------------------------
Title:                                      Title:
        -----------------------------               ----------------------------

AGREED AND ACCEPTED:

BLACKROCK INVESTMENTS, LLC

By:
        -------------------------------
Name:
        -------------------------------
Title:
        -------------------------------

                                  SCHEDULE A

                     ADMINISTRATIVE SERVICES FOR THE FUND

MAINTENANCE OF BOOKS AND RECORDS

    . Maintaining an inventory of share purchases to assist transfer agent in recording issuance of shares.

    . Performing miscellaneous accounting services to assist transfer agent in recording transfers of shares (via net purchase orders).

    . Reconciliation and balancing of the Separate Account at the Fund level in the general ledger and reconciliation of cash accounts at general account level.

PURCHASE ORDERS

    .  Determination of net amount of cash flow into Fund.

    .  Reconciliation and deposit of receipts at Fund and confirmation thereof.

REDEMPTION ORDERS

    .  Determination of net amount required for redemptions by Fund.

    .  Notification to Fund of cash required to meet payments.

    .  Cost of share redemptions.

REPORTS

    .  Periodic information reporting to the Fund.

FUND-RELATED CONTRACT OWNER SERVICES

    . Telephonic support for contract owners with respect to inquiries about the Fund (not including information about performance or related to sales.)

OTHER ADMINISTRATIVE SUPPORT

    .  Operational and recordkeeping services.

    . Providing other administrative support to the Fund as mutually agreed between the Company and the Fund.

    . Relieving the Fund of other usual or incidental administrative services provided to individual contract owners.

    .  Preparation of reports to certain third-party reporting services.

                                  SCHEDULE B*

ACCOUNT    REGISTRATION ADDRESS BLOCK  SEPARATE ACCOUNT  RATE (BPS)
-------    --------------------------
           AMERICAN GENERAL LIFE
           INSURANCE
           COMPANY OF DELAWARE
---------  2727 A-ALLEN PARKWAY        PP                __
           HOUSTON TX 77019

           AMERICAN GENERAL LIFE
           INSURANCE
           COMPANY OF DELAWARE
---------  2727 A-ALLEN PARKWAY
           HOUSTON TX 77019            VUL               __

           AMERICAN GENERAL LIFE
           INSURANCE
           COMPANY OF DELAWARE
           ATTN: HENLEY SMITH
---------  2727-A ALLEN PARKWAY
           HOUSTON TX 77019-0000       VA                __

           AMERICAN GENERAL LIFE
           INSURANCE
           COMPANY OF DELAWARE
           ATTN: HENLEY SMITH
---------  2727-A ALLEN PARKWAY
           HOUSTON TX 77019-0000       PP                __

           AMERICAN GENERAL LIFE
           INSURANCE
           COMPANY OF DELAWARE
           ATTN: HENLEY SMITH
---------  2727-A ALLEN PARKWAY
           HOUSTON TX 77019-0000       VA                __

           THE UNITED STATES LIFE
           INSURANCE
           COMPANY IN THE CITY OF NEW
           YORK
           ATTN: HENLEY SMITH
---------  2727-A ALLEN PARKWAY
           HOUSTON TX 77019            VA                __

           THE UNITED STATES LIFE
           INSURANCE
           COMPANY IN THE CITY OF NEW
           YORK
---------  2727 A-ALLEN PARKWAY
           HOUSTON TX 77019            VUL               __

     *No fees shall be paid for the money market or index V.I. Portfolios.

                                  SCHEDULE C

                                                                          ADMINISTRATIVE
                                                PARTICIPATION AGREEMENT  SERVICES AGREEMENT
COMPANY              FUND COMPANY                        DATE                  DATE
-------  -------------------------------------  -----------------------  ------------------
AGL      Mercury Asset Management V.I.
         Funds, Inc.; Princeton Funds
         Distributor, Inc.                             09/01/99            None Located
AGL      Merrill Lynch Variable Series Funds,
         Inc.; Princeton Funds Distributor,
         Inc.                                          09/01/99              09/01/99
AGL      Hotchkis and Wiley Variable Trust;
         Princeton Funds Distributor, Inc.             09/30/99            None Located
AGL      Merrill Lynch Asset Management; AIG
         Life Insurance Co.                          None Located            No date
AGLD     BlackRock Variable Series Funds,
         Inc.; BlackRock Investments;
         BlackRock Advisors, LLC
         (Amendment)                                    5/1/12                5/1/12
AGLD     Merrill Lynch Variable Series Funds,
         Inc.                                          11/14/97              06/04/98
AGLD     Mercury Asset Management V.I.
         Funds, Inc.                                   04/30/99            None Located
AGLD     Hotchkis and Wiley Variable Trust;
         Hotchkis and Wiley                            04/30/99              05/01/99
AGLD     Merrill Lynch Variable Series Funds,
         Inc.; Princeton Funds Distributor,
         Inc.                                          05/01/00            None Located
AGLD     Merrill Lynch Variable Series Funds,
         Inc.; FAM Distributors, Inc.                  06/09/03              07/01/03

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